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                                 CODE OF BY-LAWS

                                       OF

                          HILLENBRAND INDUSTRIES, INC.

                                    ARTICLE 1

                           DEFINITION OF CERTAIN TERMS


     SECTION 1.01. CORPORATION. The term "Corporation," as used in this Code of By-laws, shall mean and refer to Hillenbrand Industries, Inc., a corporation duly organized and existing under and pursuant to the provisions of The Indiana General Corporation Act, as amended.

     SECTION 1.02. COMMON STOCK. The term "Common Stock," as used in this Code of By-laws, shall mean and refer to the shares of Common Stock, without par value, which the Corporation is authorized to issue under and pursuant to the provisions of the Amended Articles of Incorporation of the Corporation.

     SECTION 1.03. SHAREHOLDERS. The term "Shareholders," as used in this Code of By-laws, shall mean and refer to the persons shown by the records of the Corporation to be the holders of the duly authorized, issued and outstanding shares of Common Stock.

     SECTION 1.04. BOARD OF DIRECTORS. The term "Board of Directors," as used in this Code of By-laws, shall mean and refer to the Board of Directors of the Corporation.

     SECTION 1.05. EXECUTIVE COMMITTEE. The term "Executive Committee," as used in this Code of By-laws, shall mean and refer to the Executive Committee of the Corporation.

     SECTION 1.06. OFFICERS. The terms "President," "Vice-President," "Secretary," "Assistant Secretary," "Treasurer" and "Assistant Treasurer," as used in this Code of By-laws, shall mean and refer, respectively, to the individuals holding those offices of the Corporation in their capacities as such.

     SECTION 1.07. ACT. The term "Act," as used in this Code of By-laws, shall mean and refer to The Indiana General Corporation Act, as now in force or hereafter amended.

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                                    ARTICLE 2

                            SHARES OF THE CORPORATION


     SECTION 2.01. FORM OF CERTIFICATES. The share of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board of Directors.

     SECTION 2.02. TRANSFER OF SHARES. Shares of the Corporation may be transferred on the books thereof only by the holder of such shares or by his duly authorized representative, upon the surrender to the Corporation or its transfer agent of the certificate for such share properly endorse.

     SECTION 2.03. LOST, DESTROYED OR STOLEN STOCK CERTIFICATES. No share certificates shall be issued in place of any certificate alleged to have been lost, destroyed or stolen unless the Board of Directors is, or such officer or officers as may be designated by the Board of Directors are, satisfied as to such loss, destruction or theft and unless an indemnity bond acceptable to the Board or such officers has been furnished by the owner of such lost, destroyed or stolen certificate, or his legal representative.

     SECTION 2.04. REGULATIONS RELATING TO THE TRANSFER AGENTS AND REGISTRARS OF THE CORPORATION. The provisions governing the appointment of the Transfer Agents, Registrars and Dividend Disbursing Agent of the Corporation, conferring upon them their respective powers, rights, duties and obligations in their capacities as such, allocating and delimiting their power to make original issue and transfer of the shares of Common Stock, specifying to whom the Shareholders shall give notice of changes of their addresses, allocating and imposing the duty of maintaining the original stock ledgers or transfer books, or both, of the Corporation and of disclosing the names of the Shareholders, the number of shares of Common Stock held by each and the address of each Shareholder as it appears upon the records of the Corporation, and dealing with other related matters are contained in the "Regulations Relating to the Transfer Agents and Registrars of Hillenbrand Industries, Inc." duly adopted by the Board of Directors, certified copies of which are on file with, and may be inspected at the office of:

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               Harris Trust and Savings Bank
               111 West Monroe Street
               Chicago, Illinois  60690

the Registrar and Transfer Agents of the Corporation.

                                    ARTICLE 3

                                THE SHAREHOLDERS

     SECTION 3.01. ANNUAL MEETING. The Shareholders shall hold their annual meeting during the month of April of each year for the purposes of electing individuals to each position upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. The annual meeting shall be called by the Board of Directors.

     SECTION 3.02. SPECIAL MEETING. The Shareholders may hold a special meeting at any time for the purposes of electing individuals to vacant positions upon the Board of Directors, acting upon such other questions or matters as are proposed to be submitted to a vote at the meeting and acting upon such further questions or matters as may properly come before the meeting. A special meeting of the Shareholders may be called by the Board of Directors, by the President or by Shareholders holding not less than one-fourth (1/4) of the duly authorized, issued and outstanding shares of Common Stock (determined as of the date upon which the special meeting is called).

     SECTION 3.03. PLACE OF MEETINGS. Meetings of the Shareholders may be held at the Principal Office of the Corporation or any other place, within or without the State of Indiana.

     SECTION 3.04. PROCEDURE FOR CALLING MEETINGS. Any meeting of the Shareholders which is called by the Board of Directors shall be deemed duly to have been called upon the adoption of a resolution by the Board of Directors, not less than ten (10) days before the date of the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the President shall be deemed duly to have been called upon delivery to the Secretary, not less than ten (10) days before the

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date of the meeting, of a written instrument, executed by the President, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting. Any special meeting of the Shareholders which is called by the Shareholders shall be deemed duly to have been called upon delivery to the Secretary, not less than fifty (50) days before the date of the meeting, of a written instrument, executed by each of the Shareholders calling the meeting, setting forth the time, date and place of the meeting and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting.

     SECTION 3.05. RECORD DATE. For the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of the Shareholders for any other corporate purpose, the Board of Directors may fix in advance a date as the record date for that determination of the Shareholders, that date, in any case, to be not more than seventy (70) days and, in case of a meeting of the Shareholders, not less than ten (10) days, before the date upon which the particular action, requiring that determination of the Shareholders, is to be taken. If no record date is fixed for the determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders, then the date ten (10) days before the date of the meeting shall be the record date for the meeting. If no record date is fixed for the determination of the Shareholders entitled to receive payment of a dividend or other distribution, then the date upon which the resolution of the Board of Directors declaring the dividend or other distribution is adopted shall be the record date for the determination of the Shareholders. When a determination of the Shareholders entitled to notice of, or to vote at, a meeting of the Shareholders has been made, the determination shall apply to any adjournment of the meeting. The Shareholders upon any record date shall be the Shareholders as of the close of business on that record date.

     SECTION 3.06. NOTICE OF MEETINGS. Notice of any meeting of the Shareholders shall be deemed duly to have been given if, at least ten (10) days before the date of the meeting, a written notice stating the date, time and place of meeting, and containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting, is delivered

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by the Secretary to each Shareholder entitled to notice of, and to vote at, the meeting. The written notice shall be deemed duly to have been delivered by the Secretary to a Shareholder at the date upon which:

          (1)  it is delivered personally to the Shareholders;

          (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation; or

          (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the address of the Shareholder set forth upon the records of the Corporation.

Written notice of the meeting shall be deemed duly to have been waived by any Shareholder present, in person or by proxy, at the meeting. Written notice of the meeting may be waived by any Shareholder not present, in person or by proxy, at the meeting, either before or after the meeting, by written instrument, executed by the Shareholder, delivered to the Secretary.

     SECTION 3.07. VOTING LISTS. The Secretary shall, not less than five (5) days before the date of each meeting of the Shareholders, prepare, or cause to be prepared, a complete list of the Shareholders entitled to notice of, and to vote at, the meeting. The voting list shall disclose the names and addresses of those Shareholders, arranged in alphabetical order, and the number of duly authorized, issued and outstanding shares of Common Stock held by each of those Shareholders (determined as of the record date for the meeting). The Secretary shall cause the voting list to be produced and kept open at the Principal Office of the Corporation where it shall be subject to inspection by any Shareholder during the five (5) days before the meeting. The Secretary shall also cause the voting list to be produced and kept open at the time and place of the meeting where it shall be subject to inspection by any Shareholder during the course of the meeting.

     SECTION 3.08. QUORUM AT MEETINGS. At any meeting of the Shareholders the presence, in person or by proxy, of Shareholders holding a majority of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) shall constitute a quorum.

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     SECTION 3.09.  VOTING AT MEETINGS.  Any action required or permitted to be taken at any meeting of the Shareholders with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the duly authorized, issued and outstanding shares of Common Stock (determined as of the record date for the meeting) present at the meeting, in person or by proxy, unless a greater number is required by the provisions of the Act, in which event the action shall be taken only pursuant to the affirmative vote of the greater number.

     SECTION 3.10. VOTING BY PROXY. A shareholder may vote at any meeting of the Shareholders, either in person or by proxy. Each proxy shall be in the form of a written instrument executed by the Shareholder or a duly authorized agent of the Shareholder. No proxy shall be voted at any meeting unless and until it has been filed with the Secretary.

     SECTION 3.11. NOTICE OF SHAREHOLDER BUSINESS. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before a meeting business must be (a) specified in the notice of meeting given in accordance with Section 3.06 of this Article 3, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a Shareholder. For business to be properly brought before a meeting by a Shareholder pursuant to clause (c) above, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal place of business of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary not later than 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date). A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting
(a)  a brief description of

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the business desire to be brought before the meeting, (b)  the name and address of the Shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (d) any interest of the Shareholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.11. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the Code of By-laws, or that business was not lawful or appropriate for consideration by Shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

     SECTION 3.12. NOTICE OF SHAREHOLDER NOMINEES. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of Shareholders by or at the direction of the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of members of the Board of Directors at the meeting. For nominations to be made by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal place of business of the Corporation. To be timely, a Shareholder's nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the annual meeting, 100 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Corporation first makes public disclosure of the meeting date.
Each notice given by such Shareholder shall set forth: (i) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such Shareholder and each nominee proposed

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by the Shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent in writing of each nominee to serve as a director of the Corporation if so elected.

If facts show that a nomination was not made in accordance with the foregoing provisions, the Chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded.


                                    ARTICLE 4

                             THE BOARD OF DIRECTORS


     SECTION 4.01. NUMBER OF MEMBERS. The Board of Directors shall consist of eleven (11) members.

     SECTION 4.02. QUALIFICATION OF MEMBERS. Each member of the Board of Directors shall be an adult individual. Members of the Board of Directors need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.

     SECTION 4.03. ELECTION OF MEMBERS. The members of the Board of Directors shall be elected by the Shareholders at the annual meeting of the Shareholders, at a special meeting of the Shareholders called for that purpose or by the unanimous written consent of the Shareholders, except that a majority of the duly elected and qualified members of the Board of Directors then occupying office to fill any vacancy in the membership of the Board of Directors caused by the resignation, death, or adjudication or legal incompetency of a member of the Board of Directors, or caused by an increase in the number of the members of the Board of Directors. The members of the Board of Directors shall be classified with respect to the terms with respect to which they shall severally serve as such by dividing them into three classes, each such class constituted as follows:

          Class One           -         Four Members
          Class Two           -         Three Members

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          Class Three         -         Four Members

At the annual meeting of the Shareholders to be held in 1979, the members of the Board of Directors in Class One shall be elected for a three year term expiring at the close of the Annual Meeting of the Shareholders to be held in 1982. The members of the Board of Directors in Class Two shall continue to serve a two year term expiring at the close of the annual meeting of the Shareholders to be held in 1980. The members of the Board of Directors in Class Three shall continue to serve a three year term expiring at the close of the annual meeting of the Shareholders held in 1981. At the annual meetings of the Shareholders held after 1978, the successors of the class of members of the Board of Directors whose terms shall expire at the conclusion of that annual meeting shall be elected to serve as such for a term of three years, so that the terms of members of the Board of Directors of no more than one class shall expire at the conclusion of any annual meeting. Each member of the Board of Directors shall serve as such throughout the term for which he is elected, or until his successor is duly elected and qualified.

     SECTION 4.04. REMOVAL OF MEMBERS. Any member of the Board of Directors may be removed at any time, with or without cause, by the Shareholders at a special meeting called for that purpose.

     SECTION 4.05. RESIGNATIONS OF MEMBERS. Any member of the Board of Directors may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 4.06. ANNUAL MEETING. The Board of Directors shall hold its annual meeting immediately following the annual meeting of the Shareholders for the purposes of electing individuals to each position upon the Executive Committee, electing individuals to each of the offices of the Corporation and acting upon such other questions or matters as may properly come before the meeting.

     SECTION 4.07. SPECIAL MEETINGS. The Board of Directors may hold a special meeting at any time for the purposes of electing individuals to each vacant position on the Board of Directors, electing individuals to each vacant position on the Executive


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Committee, electing individuals to each vacant office of the Corporation and acting upon such other questions and matters as may properly come before the meeting. A special meeting of the Board of Directors may be called by any member of the Board of Directors.

     SECTION 4.08. PLACE OF MEETINGS. The annual meeting of the Board of Directors shall be held at the same place at which the annual meeting of the Shareholders is held. Special meeting of the Board of Directors may be held at the Principal Office of the Corporation or at any other place, within or without the State of Indiana.

     SECTION 4.09. PROCEDURE FOR CALLING MEETINGS. Any special meeting of the Board of Directors shall be deemed duly to have been called by a member of the Board of Directors upon delivery to the Secretary, not less than seven (7) days before the date of such meeting, of a written instrument, executed by the member of the Board of Directors calling the meeting, setting forth the time, date and place of the meeting. The written instrument may also contain, at the option of the member of the Board of Directors calling the meeting, a concise statement of the questions or matters proposed to be submitted to a vote, or otherwise considered, at the meeting. Any special meeting of the Board of Directors with respect to which all members of the Board of Directors are either present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

     SECTION 4.10. NOTICE OF MEETINGS. No notice of the annual meeting of the Board of Directors shall be required. Notice of any special meeting of the Board of Directors shall be deemed duly to have been given if, at least seven
(7) days before the date of the meeting, a written notice stating the date, time and place of the meeting and, to the extent set forth in the written instrument by which the meeting is called, containing a concise statement of the questions or matters proposed to be submitted to a vote, or otherwise considered, at the meeting is delivered by the Secretary to each member of the Board of Directors. The written notice shall be deemed duly to have been delivered by the Secretary to a member of the Board of Directors at the date upon which:

     (1)  it is delivered personally to the member of the Board of Directors;

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     (2)  it is deposited in the United States First Class Mail, postage prepaid, addressed to the last known address of the member of the Board of Directors; or

     (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the last known address of the member of the Board of Directors.

Written notice of the meeting shall be deemed duly to have been waived by any member of the Board of Directors present at the meeting. Written notice of the meeting may be waived by any member of the Board of Directors not present at the meeting, either before or after the meeting, by written instrument, executed by the member of the Board of Directors, delivered to the Secretary.

     SECTION 4.11. QUORUM AT MEETINGS. At any annual or special meeting of the Board of Directors the presence of two-thirds of the then duly elected and qualified members of the Board of Directors then occupying office shall constitute a quorum.

     SECTION 4.12. VOTING AT MEETINGS. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter shall be taken pursuant to the affirmative vote of a majority of the then duly elected and qualified members of the Board of Directors present at the meeting, unless a greater number is required by the provisions of the Act, in which event the action shall be taken only pursuant to the affirmative vote of that greater number.

     SECTION 4.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors with respect to any question or matter may be taken without a meeting, if, before that action is taken, a unanimous written consent to that action is executed by all of the then duly elected and qualified members of the Board of Directors and the written consent is filed with the minutes of the preceding of the Board of Directors.

     SECTION 4.14. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a member of the Board of Directors. The Chairman of the Board shall provide leadership to the Board of Directors, advice and counsel to the President and other officers of the Corporation, shall preside at all meetings of the Shareholders and the Board of Directors, and shall, in addition, have such further powers and perform such further duties as are

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specified in the Code of By-laws or as the Board of Directors may, from time to time, assign or delegate to him.

                                    ARTICLE 5

                             THE EXECUTIVE COMMITTEE

     SECTION 5.01. ESTABLISHMENT OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all powers of the Board of Directors except for the following powers:

     (1)  powers in reference to amending the Articles of Incorporation;

     (2) powers in reference to adopting an agreement or plan of merger of consolidation;

     (3)  powers in reference to proposing a special corporate transaction;

     (4) powers in reference to recommending to the Shareholders a voluntary dissolution of the Corporation or revocation of voluntary dissolution proceedings; and

     (5)  powers in reference to the amendment of this Code of By-laws.

     SECTION 5.02. NUMBER OF MEMBERS. The Executive Committee shall consist of seven (7) members.

     SECTION 5.03. QUALIFICATIONS OF MEMBERS. Each member of the Executive Committee shall be a duly elected and qualified member of the Board of Directors.

     SECTION 5.04. ELECTION OF MEMBERS. The members of the Executive Committee shall be elected by the Board of Directors. Each member of the Executive Committee shall serve as such for a term coextensive with his term as a member of the Board of Directors, except as hereinafter provided. Each member of the Executive Committee shall be deemed to have qualified as such upon his election.

     SECTION 5.05. REMOVAL OF MEMBERS. Any members of the Executive Committee may be removed at any time, with or without cause, by the Board of Directors.

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     SECTION 5.06.  RESIGNATIONS OF MEMBERS.  Any member of the Executive
Committee may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice or upon receipt, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 5.07. FILLING OF VACANCIES. Any vacancies in the membership of the Executive Committee because of death, adjudication of incompetency, resignation or removal of a member of the Executive Committee, or caused by an increase in the number of members of the Executive Committee, shall be filled for the unexpired portion of the term of such position by the Board of Directors.

     SECTION 5.08. MEETINGS. The Executive Committee may hold meetings at any time for the purpose of acting upon such questions and matters as may properly come before such meeting. A meeting of the Executive Committee may be called by any member of the Executive Committee.

     SECTION 5.09. PLACE OF MEETINGS. Meetings of the Executive Committee may be held at the Principal Office of the Corporation or at any other place, within or without the State of Indiana.

     SECTION 5.10. PROCEDURE FOR CALLING MEETINGS. Any meeting of the Executive Committee shall be deemed duly to have been called by a member of the Executive Committee upon delivery to the Secretary, not less than three (3) days before the date of the meeting, of a written instrument, executed by the member of the Executive Committee calling the meeting, setting forth the time, date and place of such meeting. The written instrument may also contain, at the option of the member of the Executive Committee calling the meeting, a concise statement of the questions or matters proposed to be submitted to vote, or discussed, at the meeting. Any meeting of the Executive Committee with respect to which all members of the Executive Committee are either present or duly waive written notice, either before or after the meeting, shall also be deemed duly to have been called.

     SECTION 5.11. NOTICE OF MEETINGS. Notice of any meeting of the Executive Committee shall be deemed duly to have been given

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if, at least three (3) days before the date of the meeting, a written notice stating the date, time and place of the meeting and, to the extent set forth in the written instrument by which the meeting is called, containing a concise statement of the questions or matters proposed to be submitted to a vote at the meeting is delivered by the Secretary to each of the members of the Executive Committee. The written notice shall be deemed duly to have been delivered by the Secretary to a member of the Executive Committee at the date upon which:

     (1)  it is delivered personally to the member of the Executive Committee;

     (2) it is deposited in the United States First Class Mail, postage prepaid, addressed to the last known address of the member of the Executive Committee; or

     (3) it is deposited with a telegraph company, transmission charges prepaid, addressed to the last known address of the member of the Executive Committee.

Written notice of the meeting shall be deemed duly to have been waived by any member of the Executive Committee present at the meeting. Written notice of the meeting may be waived by any member of the Executive Committee not present at the meeting, either before or after the meeting, by written instrument, executed by the member of the Executive Committee, delivered to the Secretary.

     SECTION 5.12. QUORUM AT MEETINGS. At any meeting of the Executive Committee the presence of a majority of the then duly elected and qualified members of the Executive Committee shall constitute a quorum.

     SECTION 5.13. VOTING AT MEETINGS. Any action required or permitted to be taken at any meeting of the Executive Committee with respect to any question or matter shall be taken pursuant to a vote of a majority of the then duly elected and qualified members of the Executive Committee present at the meeting, unless a greater number is required by the provisions of the Act, in which event the action shall be taken only pursuant to the vote of that greater number.

     SECTION 5.14. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Executive Committee with respect to any question or matter may be taken

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without a meeting, if, before that action is taken, a unanimous written consent to that action is executed by all of the duly elected and qualified members of the Executive Committee then occupying office and the written consent is filed with the minutes of the proceedings of the Executive Committee.

                                    ARTICLE 6

                                  THE OFFICERS

     SECTION 6.01. NUMBER OF OFFICERS. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and may, in addition, consist of one or more Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person except that the offices of President and Secretary shall not be held by the same person.

     SECTION 6.02. QUALIFICATIONS OF OFFICERS. Each officer of the Corporation shall be an adult individual. The officers of the Corporation need not be Shareholders and need not be residents of the State of Indiana or citizens of the United States of America.

     SECTION 6.03. ELECTION OF OFFICERS. The officers of the Corporation shall be elected by the Board of Directors. Each officer shall serve as such until the next ensuing annual meeting of the Board of Directors or until his successor shall have been duly elected and shall have qualified, except as hereinafter provided. Each officer shall be deemed to have qualified as such upon his election.

     SECTION 6.04. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed at any time, with or without cause by the Board of Directors.

     SECTION 6.05. RESIGNATION OF OFFICERS. Any officer of the Corporation may resign at any time, with or without cause, by delivering written notice of his resignation to the Board of Directors. The resignation shall take effect at the time specified in the written notice, or upon receipt by the Board of Directors, as the case may be, and, unless otherwise specified in the written notice, the acceptance of the resignation shall not be necessary to make it effective.

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     SECTION 6.06.  FILLING OF VACANCIES.  Any vacancies in the offices of the
Corporation because of death, adjudication of incompetency, resignation, removal or any other cause shall be filled for the unexpired portion of the term of that office by the Board of Directors.

     SECTION 6.07. THE PRESIDENT. The President shall be the chief executive officer of the Corporation. He shall be responsible for the active overall direction and administration of the affairs of the Corporation, subject, however, to the control of the Board of Directors and the Chairman of the Board. In general, he shall have such powers and perform such duties as are incident to the office of President and chief executive officer of a business corporation and shall, in addition, have further powers and perform such further duties as are specified in this Code of By-laws or as the Board of Directors may, from time to time, assign to or delegate to him. At the request of the Chairman of the Board, the President may, in the case of absence or inability to act as the Chairman of the Board, temporarily act in his place.

     SECTION 6.08. THE VICE-PRESIDENTS. Each Vice-President (if one or more Vice-Presidents are elected) shall assist the Chairman of the Board and the President in their duties and shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board or the President may, from time to time, assign or delegate to him. At the request of the President, any Vice-President may, in the case of absence or inability to act of the President, temporarily act in his place. In the case of the death or inability to act without having designated a Vice-President to act temporarily in his place, the Vice-President so to perform the duties of the President shall be designated by the Board of Directors.

     SECTION 6.09. THE SECRETARY. The Secretary shall be the chief custodial officer of the Corporation. He shall keep or cause to be kept, in minute books provided for the purpose, the minutes of the proceedings of the Shareholders, the Board of Directors and the Executive Committee. He shall see that all notices are duly given in accordance with the provisions of this Code of By-laws and as required by law. He shall be custodian of the minute books, archives, records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized by the Shareholders, the Board of Directors, the Executive Committee, the Chairman of the Board or

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the President or as required by law.  In general, he shall have such powers and perform such duties as are incident to the office of Secretary of a business corporation and shall, in addition, have such further powers and perform such further duties as are specified in this Code of By-laws or as the Board of Directors, the Executive Committee, the Chairman of the Board, or the President may, from time to time, assign or delegate to him.

     SECTION 6.10. THE ASSISTANT SECRETARIES. Each Assistant Secretary (if one or more Assistant Secretaries are elected) shall assist the Secretary in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Secretary may, from time to time, assign or delegate to him.
At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of the death or resignation of the Secretary, or in the case of his absence or inability to act without having designated an Assistant Secretary to act temporarily in his place, the Assistant Secretary so to perform the duties of the Secretary shall be designated by the President.

     SECTION 6.11. THE TREASURER. The Treasurer shall have such powers and perform such duties as are incident to the office of Treasurer of a business corporation and have such further powers and perform such further duties as the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Vice-President - Finance, may, from time to time, assign or delegate to him. In the absence of the Vice-President - Finance, the Treasurer shall be the Chief Financial Officer of the Corporation.

     SECTION 6.12. THE ASSISTANT TREASURERS. Each Assistant Treasurer (if one or more Assistant Treasurers are elected) shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Treasurer may, from time to time, assign or delegate to him.
At the request of the Treasurer, any Assistant Treasurer may, in the case of the absence or inability to act of the Treasurer, temporarily act in his place. In the case of the death or resignation of the Treasurer, or in the case of his inability to act without having designated an Assistant Treasurer to act temporarily in his place, the Assistant Treasurer so to

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perform the duties of the Treasurer shall be designated by the President.

     SECTION 6.13. FUNCTION OF OFFICES. The offices of the Corporation are established in order to facilitate the day to day administration of the affairs of the Corporation in the ordinary course of its business and to provide an organization capable of executing and carrying out the decisions and directions of the Board of Directors and the Executive Committee. The officers of the Corporation shall have such powers and perform such duties as may be necessary or desirable to conduct and effect all transactions in the ordinary course of the business of the Corporation without further authorization by the Board of Directors or the Executive Committee and such further powers as are granted by this Code of By-laws or are otherwise granted by the Board of Directors or the Executive Committee.

                                    ARTICLE 7

                              MISCELLANEOUS MATTERS

     SECTION 7.01. FISCAL YEAR. The fiscal year of the Corporation shall begin upon the first day of December of each year and shall end upon the last day of November next ensuing.

     SECTION 7.02. NEGOTIABLE INSTRUMENTS. All checks, drafts, bills of exchange and orders for the payment of money may, unless otherwise directed by the Board of Directors or the Executive Committee, or unless otherwise required by law, be executed in its name by the President, a Vice-President, the Treasurer or an Assistant Treasurer, singly and without necessity of countersignature. The Board of Directors of the Executive Committee may, however, authorize any other officer or employee of the Corporation to sign checks, drafts and orders for the payment of money, singly and without necessity of countersignature.

     SECTION 7.03. NOTES AND OBLIGATIONS. All notes and obligations of the Corporation for the payment of money other than those to which reference is made in Section 7.02 of this Code of By-laws, may, unless otherwise directed by the Board of Directors of the Executive Committee, or unless otherwise required by law, be executed in its name by the President or a Vice-President, singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.

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     SECTION 7.04.  DEEDS AND CONTRACTS.  All deeds and mortgages made by the
Corporation and all other written contracts and agreements to which the Corporation shall be a party may, unless otherwise directed by the Board of Directors or the Executive Committee, or unless otherwise required by law, be executed in its name by the President or a Vice-President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary.

     SECTION 7.05. ENDORSEMENT OF STOCK CERTIFICATES. Any certificate for shares of stock issued by any corporation and owned by the Corporation (including Common Stock held by the Corporation as treasury stock) may, unless otherwise required by law, be endorsed for sale or transfer by the President or a Vice-President, and attested by the Secretary or an Assistant Secretary; the Secretary or an Assistant Secretary, when necessary or required, may affix the corporate seal to the certificate.

     SECTION 7.06. VOTING OF STOCK. Any shares of stock issued by any other corporation and owned by the Corporation may be voted at any shareholders' meeting of the other corporation by the President, if he is present, or in his absence by a Vice-President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or to give a shareholders' consent with respect to any shares of stock issued by any other corporation and owned by the Corporation, the proxy or consent may be executed in the name of the Corporation by the President or a Vice-President singly and without necessity of either attestation or affixation of the corporate seal by the Secretary or an Assistant Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by the other corporation and owned by the Corporation the same as the share might be voted by the Corporation.

     SECTION 7.07. CORPORATE SEAL. The corporate seal of the Corporation shall be circular in form and mounted on a metal die, suitable for impressing the same on paper. About the upper periphery of the seal shall appear the words "Hillenbrand Industries, Inc.," and about the lower periphery of the seal shall appear the word "Indiana." In the center of the seal shall appear the words "Corporate Seal." No instrument executed by any of the officers of the Corporation shall be invalid or

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ineffective in any respect by reason of the fact that the corporate seal has not been affixed to it.





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